================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 13, 1996
                               (October 17, 1996)


                         Commission file number 1-12482

                              GLIMCHER REALTY TRUST

             (Exact name of registrant as specified in its charter)

             MARYLAND                                   31-1390518
  (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                    Identification No.)


        20 SOUTH THIRD STREET                               43215
           COLUMBUS, OHIO                                 (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (614) 621-9000



================================================================================

The undersigned registrant hereby amends Item 7 - Financial Statements of Business Acquired and Pro Forma Financial Information of its Current Report on Form 8-K, dated November 7, 1996.

ITEM 7. (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

                     (i) Included in this amendment are the following financial statements of Retail Property Investors, Inc. (RPI) (and the Independent Accountants' Report thereon), which were not available at the time of the filing of the Report being amended hereby:
                           - Balance Sheet as of August 31, 1996 and 1995
                           - Statements of Operations, Shareholders' Equity and
                             Cash Flows for each of the three years in the period ended August 31, 1996
                           - Schedule III - Real Estate and Accumulated
                                            Depreciation

                     (ii)  Pro Forma Financial Information
                           Included in this amendment is the Pro Forma financial information required to be filed by the Registrant in connection with the acquisition relative to the 22 community shopping centers owned by RPI, which was not available at the time of the filing of the report being amended hereby.

              (c)          Exhibits
                           Included herewith is Exhibit No. 23, the consent of independent accountants.

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and
Shareholders of Retail Property Investors, Inc.

      In our opinion, the financial statements listed in the index appearing under Item 7 (a) on page 2 present fairly, in all material respects, the financial position of Retail Property Investors, Inc. (the "Company") at August 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

      As discussed further in Note 8 to the financial statements, the Company completed the sale of all of its operating investment properties on October 17, 1996 and adopted a plan of liquidation.





PRICE WATERHOUSE LLP



Boston, Massachusetts
November 22, 1996

                         RETAIL PROPERTY INVESTORS, INC.

                                 BALANCE SHEETS
                            August 31, 1996 and 1995
                    (In thousands, except per share amounts)

                                     ASSETS
                                     ------
                                                                                   1996                  1995
                                                                                   ----                  ----
Operating investment properties
     held for sale, net (Note 4)                                                $  185,541            $  192,311
Cash and cash equivalents                                                            9,208                 5,943
Escrowed cash                                                                        1,379                 1,067
Accounts receivable, net of
     allowance for doubtful accounts of
     $162 ($80 in 1995)                                                                640                   170
Other assets                                                                             1                    77
Prepaid expenses                                                                       336                   308
Capital improvement reserve                                                              -                 1,201
Deferred expenses, net of accumulated
     amortization of $856 ($446 in 1995)                                             1,059                 1,467
                                                                                ----------            ----------
                                                                                $  198,164            $  202,544
                                                                                ==========            ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Accounts payable - affiliates                                                   $        4            $        4
Accounts payable and accrued expenses                                                1,909                 1,316
Mortgage interest payable                                                              371                   358
Note payable - affiliate                                                                 -                 1,168
Security deposits and other liabilities                                                513                   768
Mortgage notes payable, net                                                        155,483               156,508
                                                                                ----------             ---------
         Total liabilities                                                         158,280               160,122

Shareholders' equity (Note 2.I):
     Common stock, $.01 par value, 50,000,000 shares authorized,
       5,010,050 shares issued and outstanding                                          50                    50
     Additional paid-in capital, net of offering costs                              87,181                87,181
     Accumulated deficit                                                           (47,347)              (44,809)
                                                                                ----------            ----------
         Total shareholders' equity                                                 39,884                42,422
                                                                                ----------            ----------
                                                                                $  198,164            $  202,544
                                                                                ==========            ==========




                 See accompanying notes to financial statements.

                         RETAIL PROPERTY INVESTORS, INC.

                            STATEMENTS OF OPERATIONS
               For the years ended August 31, 1996, 1995 and 1994
                    (In thousands, except per share amounts)


                                                                        1996            1995              1994
                                                                        ----            ----              ----
Revenues:
      Rental income and expense reimbursements                      $  25,010          $ 24,682         $ 24,442
      Interest income                                                     503               327              148
                                                                    ---------          --------         --------
                                                                       25,513            25,009           24,590

Expenses:
      Interest expense and related fees                                14,808            15,283           15,459
      Depreciation and amortization                                     6,411             6,495            6,334
      Property expenses                                                 2,515             2,348            2,207
      Real estate taxes                                                 1,453             1,329            1,370
      Portfolio sale expenses                                           1,834                 -                -
      Loss on impairment of assets held for sale                        1,030             3,850                -
      General and administrative                                          947             1,702              968
      Bad debt expense                                                    169                21              241
      Cash management fees                                                 23                 8                8
      Financial and investor servicing expenses                             -               111              260
      REIT management fees                                                  -               125              237
      Non-deferrable offering expenses                                      -                 -            1,561
      Investment analysis expense                                           -               101            2,015
                                                                    ---------          --------         --------
                                                                       29,190            31,373           30,660
                                                                    ---------          --------         --------
Loss before extraordinary gain                                         (3,677)           (6,364)          (6,070)

Extraordinary gain from forgiveness of debt                             1,139                 -                -
                                                                    ---------          --------         --------

Net loss                                                            $  (2,538)         $ (6,364)        $ (6,070)
                                                                    =========          ========         ========

Per share amounts (Note 2.I):
       Loss before extraordinary gain                               $   (0.74)         $  (1.27)        $  (1.21)
       Extraordinary gain from forgiveness of debt                       0.23                 -                -
                                                                    ---------          --------         --------
       Net loss                                                     $   (0.51)         $  (1.27)        $  (1.21)
                                                                    =========          ========         ========

       Cash dividends declared                                      $       -          $      -         $   0.80
                                                                    =========          ========         ========






                 See accompanying notes to financial statements.

                         RETAIL PROPERTY INVESTORS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the years ended August 31, 1996, 1995 and 1994
                   (In thousands, except per share amounts)


                                   Common Stock
                                  $.01 Par Value        Additional
                             ---------------------        Paid-in     Accumulated
                             Shares         Amount        Capital       Deficit         Total
                             ------         ------        -------       -------         -----

Shareholders' equity
  at August 31, 1993        5,010,050     $      50     $  87,181     $ (28,367)     $  58,864

Cash dividends declared          --            --            --          (4,008)        (4,008)

Net loss                         --            --            --          (6,070)        (6,070)
                            ---------     ---------     ---------     ---------      ---------

Shareholders' equity
  at August 31, 1994        5,010,050            50        87,181       (38,445)        48,786

Net loss                         --            --            --          (6,364)        (6,364)
                            ---------     ---------     ---------     ---------      ---------

Shareholders' equity
  at August 31, 1995        5,010,050            50        87,181       (44,809)        42,422

Net loss                         --            --            --          (2,538)        (2,538)
                            ---------     ---------     ---------     ---------      ---------

Shareholders' equity
  at August 31, 1996        5,010,050     $      50     $  87,181     $ (47,347)     $  39,884
                            =========     =========     =========     =========      =========






                 See accompanying notes to financial statements.

                         RETAIL PROPERTY INVESTORS, INC.

                           STATEMENTS OF CASH FLOWS
              For the years ended August 31, 1996, 1995 and 1994
               Increase (Decrease) in Cash and Cash Equivalents
                                 (In thousands)

                                                                      1996          1995          1994
                                                                      ----          ----          ----
Cash flows from operating activities:
   Net loss                                                        $ (2,538)     $ (6,364)     $ (6,070)
   Adjustments to reconcile net
     loss to net cash provided by operating activities:
     Depreciation and amortization                                    6,411         6,495         6,334
     Amortization of loan buydown fees                                  982         1,566         1,572
     Amortization of deferred financing costs                           392           265            29
     Loss on impairment of assets held for sale                       1,030         3,850          --
     Extraordinary gain from forgiveness of debt                     (1,139)         --            --
     Changes in assets and liabilities:
       Accounts receivable                                             (521)           22           543
       Other assets                                                      76            (8)          422
       Prepaid expenses                                                 (28)          (48)           66
       Deferred expenses                                               (183)         (224)          238
       Accounts payable - affiliates                                   --             (63)         (578)
       Accounts payable and accrued expenses                            593           (27)          202
       Mortgage interest payable                                         16           191           (60)
       Security deposits and other liabilities                         (255)         (180)         (714)
                                                                   --------      --------      --------
         Total adjustments                                            7,374        11,839         8,054
                                                                   --------      --------      --------
         Net cash provided by operating activities                    4,836         5,475         1,984
                                                                   --------      --------      --------

Cash flows from investing activities:
   Additions to operating investment properties                        (421)         (178)         (767)
   Use of (additions to) escrowed cash                                 (312)          311            65
   Withdrawals from (additions to) capital improvement reserve        1,201           (19)         (939)
   Master lease payments received                                      --            --             326
                                                                   --------      --------      --------
         Net cash provided by (used in) investing activities            468           114        (1,315)
                                                                   --------      --------      --------

Cash flows from financing activities:
   Dividends paid to shareholders                                      --            --          (4,008)
   Proceeds from issuance of mortgage notes payable                    --          45,825           100
   Payment of debt issuance costs                                      --          (1,439)         --
   Proceeds from issuance of unsecured note payable                    --           1,175          --
   Repayment of principal on mortgage notes payable                  (2,007)      (48,482)         (620)
   Repayment of principal on unsecured note payable                     (32)           (7)         --
                                                                   --------      --------      --------
         Net cash used in financing activities                       (2,039)       (2,928)       (4,528)
                                                                   --------      --------      --------

Net increase (decrease) in cash and cash equivalents                  3,265         2,661        (3,859)
Cash and cash equivalents, beginning of year                          5,943         3,282         7,141
                                                                   --------      --------      --------
Cash and cash equivalents, end of year                             $  9,208      $  5,943      $  3,282
                                                                   ========      ========      ========

Supplemental Disclosure:
------------------------
Cash paid during the year for interest                             $ 13,421      $ 13,261      $ 13,917
                                                                   ========      ========      ========


                 See accompanying notes to financial statements.

1.    Organization and Recent Business Developments
      ---------------------------------------------

              Retail Property Investors, Inc. (the "Company"), formerly PaineWebber Retail Property Investments, Inc., is a corporation organized on August 9, 1989 in the Commonwealth of Virginia for the purpose of investing in a portfolio of retail shopping centers located throughout the midwestern, southern and southeastern United States. The Company commenced an initial public offering of up to 10,000,000 shares of its common stock (the "Shares"), priced at $10 per Share, on October 23, 1989 pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933 (Registration Statement No. 33-29755). The initial offering closed on December 24, 1990 after 10,020,100 shares had been sold. The Company received capital contributions of $100,201,000, of which $201,000 was received from the sale of 20,100 shares to an affiliate, PaineWebber Group, Inc. ("PaineWebber"). Effective September 7, 1993, the Company's shareholders approved a resolution to complete a 1 for 2 reverse stock split. Consequently, the resulting outstanding shares, which number 5,010,050, have an effective original issue price of $20 per share. As of November 1, 1996, PaineWebber and its affiliates held 111,601 shares of the Company's common stock. The Company was originally organized as a finite-life, non-traded real estate investment trust that had a stated investment policy of investing exclusively in shopping centers in which Wal-Mart Stores, Inc. ("Wal-Mart") was or would be an anchor tenant. In September 1993 and November 1994, the Company's shareholders approved certain amendments to the Company's Articles of Incorporation and Bylaws as part of a plan to reposition the Company to take advantage of the liquidity and potentially attractive source of capital available in the market for publicly held REITs which had existed at that time. However, due to a deterioration in the public equity markets for REIT stocks during the latter part of calendar 1994, management delayed its plans to proceed with a public offering and subsequent listing of the Company's common stock on a national securities exchange pending an improvement in the market conditions. As a result of the delays in the timing of the planned public offering which had been contemplated in fiscal 1994, the Company took significant charges against earnings in fiscal 1994 to reflect certain costs incurred in connection with the Company's restructuring plans which were either no longer expected to have future economic benefit or were no longer deferrable because the prospects for a second equity offering were uncertain. Acquisition due diligence costs totalling approximately $2,015,000 related to certain properties that had been reviewed for potential acquisition as part of the planned public offering were written off to investment analysis expense during fiscal 1994. All expenses incurred in connection with the planned equity offering, as well as a possible securitized debt offering, in the aggregate amount of approximately $1,561,000, were written off to non-deferrable offering expenses in fiscal 1994. In addition, extension fees of $760,000 related to a debt prepayment agreement which lapsed during fiscal 1994 were written off to interest expense during that year.

              Due to changes in interest rate levels and other market factors which continued to adversely affect the market for new public REIT equity offerings during the first half of calendar 1995, the Company did not complete the final phase of its restructuring plans. In view of the then existing capital market conditions, the Company's Board of Directors engaged the investment banking firm of Lehman Brothers Inc. ("Lehman") in June of 1995 to act as its financial adviser and to provide financial and strategic advisory services to the Board of Directors regarding other options available to the Company. The strategic options considered included, among other things, a recapitalization of the Company, sales of the Company's assets and the exploration of merger opportunities. Lehman's services included the solicitation and identification of potential transactions for the Company, the evaluation of these transactions, and the provision of advice to the Board regarding them. In November 1995, Lehman presented a summary to the Board of the proposals which it had received to date, all of which were indications of interest from third parties to buy the Company's real estate assets. The Board concluded that it would be in the shareholders' best interests to immediately initiate the process of soliciting firm offers to purchase the Company's portfolio of operating investment properties. The Directors instructed Lehman to work with the various third parties that expressed an interest in such a transaction to obtain transaction terms most favorable to the Company and its shareholders.

              In March 1996, the Company announced the execution of a definitive agreement for the sale of its assets to Glimcher Realty Trust ("GRT"). Under the original terms of the agreement, GRT was to have purchased the properties of the Company subject to certain indebtedness and leases for an aggregate purchase price of $203 million plus prepayment penalties on debt to be prepaid and assumption fees on debt to be assumed, subject to certain adjustments. As of May 14, 1996, the terms of the purchase contract were amended to reduce the aggregate purchase price to $197 million plus prepayment penalties and assumption fees. The sale transaction closed into escrow on June 27, 1996 with GRT depositing the net proceeds required to close the transaction in the form of bank letters of credit. Pursuant to the Company's Articles of Incorporation and Virginia law, the sale of all or substantially all of the Company's real estate assets required approval by vote of at least two-thirds of the outstanding shares of common stock. A proxy statement describing the sale transaction and a proposed subsequent liquidation plan for the Company was mailed to shareholders in August 1996 and received the requisite vote of the outstanding shares at a special meeting of the shareholders held on October 16, 1996. Upon receiving the required shareholder approval, the Company finalized the closing of the sale transaction, which occurred on October 17, 1996. See Note 8 for a further discussion of the net proceeds realized from the sale of the Company's real estate assets, the expected liquidation distribution to the shareholders and the timing of the Company's plan of liquidation. The Company's financial statements as of August 31, 1996 and 1995 reflect the reclassification of operating investment properties and certain related assets as operating investment properties held for sale and the writedown of the individual operating properties to the lower of adjusted cost or net realizable value. The Company recorded losses of $1,030,000 and $3,850,000 in fiscal 1996 and 1995, respectively, in connection with this accounting treatment. Since the sale transaction and associated liquidation plan were contingent upon the receipt of the shareholder vote, which did not occur until after August 31, 1996, the accompanying financial statements continue to reflect the going concern basis of accounting. The Company will adopt the liquidation basis of accounting effective as of October 16, 1996.

2.    Use of Estimates and Summary of Significant Accounting Policies
      ---------------------------------------------------------------

              The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of August 31, 1996 and 1995 and revenues and expenses for each of the three years in the period ended August 31, 1996. Actual results could differ from the estimates and assumptions used.

              The Company's significant accounting policies are summarized as follows:

      A.      INCOME TAXES

              The Company has elected to qualify to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, for each taxable year of operations. As a REIT, the Company is allowed a tax deduction for the amount of dividends paid to its shareholders, thereby effectively subjecting the distributed net income of the Company to taxation at the shareholder level only, provided it distributes at least 95% of its real estate investment trust taxable income and meets certain other requirements for qualifying as a REIT. The Company incurred a loss for both book and tax purposes in fiscal 1996 and 1995 and, therefore, was not required to pay a cash dividend in order to retain its REIT status.

      B.      OPERATING INVESTMENT PROPERTIES

              Operating investment properties are carried at the lower of cost, reduced by guaranteed master lease payments (see Note 4) and accumulated depreciation, or net realizable value. The net realizable value of a property held for long-term investment purposes is measured by the recoverability of the

              Company's investment through expected future cash flows on an undiscounted basis, which may exceed the property's current market value. The net realizable value of a property held for sale approximates its current market value, less disposal costs, plus depreciation through the expected date of sale. As discussed further in Notes 1 and 4, all of the Company's operating investment properties were held for sale as of August 31, 1996 and 1995. Accordingly, the Company has reclassified the operating properties and certain related assets to operating investment properties held for sale and has recorded each property at the lower of adjusted cost or net realizable value at August 31, 1996 and 1995. In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS
              121), "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets To be Disposed Of." In accordance with SFAS 121, an impairment loss with respect to an operating investment property is recognized when the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the assets exceeds its fair value, where fair value is defined as the amount at which the asset could be bought or sold in a current transaction between willing parties, that is other than a forced or liquidation sale. Due to the subsequent sale of the Company's real estate assets in October 1996, FAS No. 121, which is effective for financial statements for years beginning after December 15, 1995, will not have a material effect on the Company's financial statements.

              Depreciation expense has been computed using the straight-line method over an estimated useful life of forty years for the buildings and improvements, twenty years for land improvements and twelve years for personal property. Certain costs and fees (including the acquisition fees paid to an affiliate, as described in Note 3) related to the acquisition of the properties have been capitalized and are included in the cost of the operating investment properties. Major additions and betterments are capitalized, while minor repairs and maintenance are charged to expense.

      C.      CASH AND CASH EQUIVALENTS

              For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts held in banks and money market accounts and overnight, investment-grade commercial paper investments administered by Mitchell Hutchins Institutional Investors, Inc. (see Note 3).

      D.      ESCROWED CASH

              Escrowed cash consists of various lender escrows and real estate tax and insurance premium escrows. The lender escrows were amounts held by various mortgage lenders to be released upon the completion of certain construction projects and other events relating to the individual property refinancings or acquisitions. The balance of the lender escrows amounted to approximately $75,000 at both August 31, 1996 and 1995. The lender escrows were refunded to the Company subsequent to the closing of the sale of the Company's real estate assets in October 1996. The Company maintained separate real estate tax and insurance premium escrows for each property. The balance of these escrows was approximately $1,304,000 and $992,000 at August 31, 1996 and 1995, respectively.
              Such funds were generally used to pay the Company's pro rated share of real estate tax expenses upon the sale of the Company's real estate assets in October 1996.

      E.      CAPITAL IMPROVEMENT RESERVE

              The Company had elected to fund a capital improvement reserve to cover the potential cost of future capital improvement expenditures. The balance of the capital improvement reserve at August 31, 1995 was approximately $1,201,000. The Company funded $.06 per square foot of leasable space owned (approximately 4.4 million square feet) to the reserve through August 31, 1995. The capital improvement reserve was not restricted by any third parties. Due to the pending sale of the Company's investment properties, the balance of the capital improvement reserve was reclassified to cash and cash equivalents as of August 31, 1996.

      F.      DEFERRED EXPENSES

              Deferred expenses as of August 31, 1996 and 1995 include costs incurred in connection with the mortgage notes payable, leasing commissions and computer software. Capitalized loan costs have been amortized using the straight-line method over the term of the related loans, which range from 3 to 20 years (see Note 5). The amortization of capitalized loan costs is included in interest expense on the accompanying statements of operations. Leasing commissions have been amortized using the straight-line method over the term of the related lease, generally 3 to 5 years. Software costs have been amortized using the straight-line method over a 60-month period. As discussed further in Note 4, due to the Company's plans to pursue a sale of its operating investment properties, deferred leasing commissions as of August 31, 1996 and 1995 were reclassified as part of the balance of operating investment properties held for sale for purposes of measuring the expected losses to be incurred upon disposal. The unamortized balance of capitalized loan costs will be written off as a loss on the early extinguishment of debt effective as of October 17, 1996 due to the subsequent sale of the Company's real estate assets.

      G.      OFFERING COSTS

              Offering costs consist primarily of selling commissions and other costs such as printing and mailing costs, legal fees, filing fees and other marketing costs associated with the initial offering of Shares. Selling commissions incurred in connection with the Company's initial public offering were equal to approximately 8% of the gross proceeds raised. Commissions totalling $7,984,000 were paid to PaineWebber Incorporated in connection with the sale of Shares from the initial public offering. All of the offering costs associated with the initial public offering are shown as a reduction of additional paid-in capital on the accompanying balance sheets.

      H.      REVENUE RECOGNITION

              Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. The revenue recognition method takes into consideration scheduled rent increases. As of August 31, 1996 and 1995, the difference between the revenue recorded on the straight-line method and the payments made in accordance with the lease agreements totalled $356,000 and $305,000, respectively. As discussed further in Note 4, due to the Company's plans to pursue a sale of its operating investment properties, deferred rent receivable as of August 31, 1996 and 1995 was reclassified as part of the balance of operating investment properties held for sale for purposes of measuring the expected losses to be incurred upon disposal. The Company uses the allowance method to account for bad debt expense on its tenant receivables.

      I.      COMMON STOCK AND EARNINGS PER SHARE OF COMMON STOCK

              The earnings and cash dividends declared per share of common stock on the accompanying statements of operations are based upon the weighted average number of shares outstanding on a daily basis during each of the three years in the period ended August 31, 1996, of 5,010,050.

      J.      FAIR VALUE DISCLOSURES

              FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

              The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

              Cash and cash equivalents: The carrying amount reported on the balance sheet for cash and cash equivalents approximates its fair value due to the short-term maturities of such instruments.

              Escrowed cash: The carrying amount reported on the balance sheet for escrowed cash approximates its fair value due to the short-term maturities of such instruments.

              Mortgage notes payable: Due to the subsequent sale of the Company's real estate assets in October 1996 and the related settlement of the Company's outstanding mortgage loan liabilities, the fair value of the Company's mortgage indebtedness was deemed to equal its face value as of August 31, 1996.

              The carrying amounts and fair values of the Company's financial instruments at August 31, 1996 are as follows (amounts in thousands):

                                                                          Carrying Amount        Fair Value
                                                                          ---------------        ----------
                    Cash and cash equivalents                                 $  9,208            $  9,208
                    Escrowed cash                                             $  1,379            $  1,379
                    Mortgage notes payable, net                               $155,483            $159,144

3.    The Advisory Agreement and Related Party Transactions
      -----------------------------------------------------

              The Company has entered into an advisory agreement with PaineWebber Realty Advisors, L.P. (the "Advisor") to perform various services in connection with the sale of the Shares, the management of the Company and the acquisition, management and disposition of the Company's investments. The Advisor is a limited partnership composed of PaineWebber Properties Incorporated ("PWPI") as the general partner and Properties Associates, L.P. ("PA") as the limited partner. Both partners of the Advisor are affiliates of PaineWebber Incorporated ("PWI"), which is a wholly owned subsidiary of PaineWebber Group, Inc. ("PaineWebber"). The advisory agreement is renewable on an annual basis at the discretion of the Company's Board of Directors. The type of compensation due to the Advisor and its affiliates under the terms of the Advisory Agreement is as follows:

      (i) Under the Advisory Agreement, the Advisor has specific management responsibilities to perform day-to-day operations of the Company and to act as the investment advisor and consultant for the Company in connection with general policy and investment decisions. The Advisor earns an annual Asset Management Fee and an Advisory Incentive Fee of 0.25% and 0.25%, respectively, of the Capital Contributions of the Company. The Advisory Incentive Fee is subordinated to the shareholders' receipt of distributions of net cash sufficient to provide a return equal to 8% per annum on their Invested Capital, as defined. During the quarter ended February 28, 1994, the payment of regular quarterly distributions was suspended. Accordingly, the Advisor has not earned any Advisory Incentive Fees since December 1, 1993. Furthermore, during the quarter ended May 31, 1994 the Advisor agreed to waive its rights to the collection of previously deferred Advisory Incentive Fees in the aggregate amount of $76,000. This amount is reflected as a reduction of management fee expense for the year ended August 31, 1994. Effective March 1, 1995, the Advisor agreed to waive its management fees indefinitely in order to maximize the Company's earnings and cash flow while the strategic plans regarding the Company's future operations were evaluated and implemented. Accordingly no management fees were paid during the year ended August 31, 1996. The Advisor received total management fees of $125,000 and $237,000 for the period September 1, 1994 through February 28, 1995 and the year ended August 31, 1994, respectively.

      (ii) For its services in finding and recommending investments, and for analyzing, structuring and negotiating the purchase of properties by the Company, PWPI received non-recurring Acquisition Fees equal to 3% of the Capital Contributions. PWPI received acquisition fees in connection with the Company's real estate investments in the amount of $3,006,000.

      (iii) Fees equal to 1/2 of 1% of any financing and 1% of any refinancing obtained by the Company for which the Advisor rendered substantial services, and for which no fees were paid to a third party, were to be paid to the Advisor as compensation for such services. No such fees will be due to the Advisor through the Company's expected liquidation date.

      (iv) Upon disposition of the Company's investments, the Advisor could have earned sales commissions and disposition fees. These fees and commissions are subordinated to the repayment to shareholders of their Capital Contributions plus certain minimum returns on their Invested Capital. In no event were the disposition fees to exceed an amount equal to 15% of Disposition Proceeds remaining after the shareholders have received an amount equal to their Capital Contributions plus a return on Invested Capital of 6% per annum, cumulative and noncompounded. No disposition fees or sales commissions will be due to the Advisor through the Company's expected liquidation date.

           Financial and investor servicing expenses represent reimbursements to an affiliate of the Advisor for providing certain financial, accounting and investor communication services to the Company. Effective March 1, 1995, the Advisor agreed that it will not be reimbursed for providing these services to the Company. As with the management fees described above, the Advisor agreed to waive these servicing fees indefinitely in order to maximize the Company's earnings and cash flow while the strategic plans regarding the Company's future operations were evaluated and implemented. Accordingly, no servicing fees were paid during the year ended August 31, 1996. For the period September 1, 1994 through February 28, 1995 and the year ended August 31, 1994, the Company paid $111,000 and $260,000, respectively, to this affiliate for providing such services to the Company.

      Mitchell Hutchins Institutional Investors, Inc. ("Mitchell Hutchins") provides cash management services with respect to the Company's cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Asset Management, Inc., an independently operated subsidiary of PaineWebber. For the years ended August 31, 1996, 1995 and 1994, Mitchell Hutchins earned fees of $23,000, $8,000 and $8,000, respectively, for managing the Company's cash assets. Accounts payable - affiliates at both August 31, 1996 and 1995 consists of $4,000 payable to Mitchell Hutchins.

          The Company had engaged the services of a consulting firm for certain professional services related to its mortgage loan refinancing and acquisition due diligence activities prior to August 31, 1995. The consulting firm was a partnership in which Mr. Robert J. Pansegrau was one of two partners. Mr. Pansegrau is formerly a Senior Vice President of the Company who resigned effective March 31, 1993. The consulting firm received fee compensation from the Company totalling $186,000 and $282,000 for the years ended August 31, 1995 and 1994, respectively. The consulting firm also received reimbursement for out-of-pocket expenses of $79,000 and $167,000 for the years ended August 31, 1995 and 1994, respectively.

          In June 1995, the Company secured a new mortgage loan in the amount of $4,000,000 to repay a portion of the first mortgage loan held by PWPI, which was secured by the Applewood Village operating property, in the amount of $5,175,000 (see Note 5). PWPI agreed to make an unsecured loan for the difference, in the amount of $1,175,000, which had a 15-year term and carried an interest rate tied to PWPI's cost of funds, not to exceed 8% per annum. The note was to be fully amortizing over its term and required monthly payments of principal and interest through maturity in June 2010. The balance of this note payable to affiliate as of August 31, 1995 was $1,168,000. On June 1, 1996, PWPI forgave the entire balance on this unsecured loan of $1,136,000 plus accrued interest of $3,000. The Company recorded this transaction as an extraordinary gain from forgiveness of debt in the fiscal 1996 statement of operations. Interest expense incurred by the Company under the terms of this note agreement totalled $53,000 and $12,000 in fiscal 1996 and 1995, respectively.

4.    Operating Investment Properties
      -------------------------------

           Through August 31, 1996, the Company had acquired 22 Wal-Mart anchored shopping centers. The ownership of the Company's operating properties described below was legally held by four limited partnerships in which the Company is the sole general partner. These partnerships were created in order to, among other things, facilitate the communication of income tax information to the Company's shareholders. The limited partner of the partnerships is PaineWebber Properties Incorporated ("PWPI"), which is the general partner of the Advisor (see Note 3). The economic interest of PWPI in the partnerships was generally limited to a share of the Company's Disposition Proceeds, as defined, to which the Advisor was originally entitled through the Disposition Fee, as defined in the Company's original offering prospectus. Per the terms of the limited partnership agreements, all distributions of operating cash flow and sale proceeds generated through the disposition of the operating properties in October 1996 were allocated to the Company. Furthermore, as a limited partner in the partnerships, PWPI had no control over the operations of the partnerships or of the operating properties, other than in its capacity as a partner of the Advisor. The legal ownership of the Company's operating investment properties by the partnerships has had virtually no impact on the Company's financial position or results of operations. Accordingly, the partnerships are consolidated with the Company for financial reporting purposes. The name, location and size of the acquired properties, along with information related to the respective purchase prices and adjusted cost basis as of August 31, 1996, are as follows (in thousands):

                                                                      Costs
Name                                                 Acquisition      Capitalized     Master         Adjusted
Location             Date           Purchase         Fees and         Subsequent to   Lease          Cost at
Size                Acquired        Price            Expenses (1)     Acquisition     Payments (2)   8/31/96
-------------       --------        -----------      ------------     ------------    ------------   -------

Village Plaza         8/16/89           $23,975              $394          $ 826           $618        $ 24,577
Augusta, GA
490,970
square feet

Logan Place           1/18/90             4,917               189             16            232           4,890
Russellville, KY
114,748
square feet

Piedmont Plaza        1/19/90            13,500               263             29            107          13,685
Greenwood, SC
249,052
square feet

Artesian Square       1/30/90             6,990               203            989            392           7,790
Martinsville, IN
177,428
square feet

Sycamore Square       4/26/90             4,970               172             23            130           5,035
Ashland City, TN
93,304
square feet

Audubon Village       5/22/90             6,350               215             30              -           6,595
Henderson, KY
124,592
square feet

Crossroads Centre     6/15/90             9,914               246             42              -          10,202
Knoxville, TN
242,430
square feet

East Pointe Plaza     8/07/90            13,936               269            737            306          14,636
Columbia, SC
279,261
square feet

Walterboro Plaza -    12/19/90            6,645               284             18            136           6,811
Phases I and II
Walterboro, SC
132,130
square feet

                                                                      Costs
Name                                                 Acquisition      Capitalized     Master         Adjusted
Location             Date           Purchase         Fees and         Subsequent to   Lease          Cost at
Size                Acquired        Price            Expenses (1)     Acquisition     Payments (2)   8/31/96
-------------       --------        -----------      ------------     ------------    ------------   -------
(continued)

Cypress Bay Plaza     12/19/90           12,235               215             88            522          12,016
Morehead City, NC
258,245
square feet

Cross Creek Plaza     12/19/90           13,565               302             20            525          13,362
Beaufort, SC
237,801
square feet

Lexington Parkway
    Plaza             3/05/91            10,290               251            115            208          10,448
Lexington, NC
210,190
square feet


Roane County
    Plaza             3/05/91             7,000               197              -             43           7,154
Rockwood, TN
160,198
square feet

Franklin Square       6/21/91             9,018               232             45             26           9,269
Spartanburg, SC
237,062
square feet

Barren River Plaza    8/09/91            11,788               412             49             57          12,192
Glasgow, KY
234,795
square feet

Cumberland
    Crossing          8/09/91             7,458               370             39            116           7,751
LaFollette, TN
144,734
square feet

Applewood Village     10/25/91            6,965               389              -              -           7,354
Fremont, OH
140,039
square feet

Aviation Plaza        8/31/92             8,349               337              -              -           8,686
Oshkosh, WI
174,715
square feet

Crossing
  Meadows Plaza       8/31/92            12,100               356              6              -          12,462
Onalaska, WI
233,984
square feet

Southside Plaza      10/21/92             9,200               356              7              -           9,563
Sanford, NC
172,293
square feet


College Plaza         4/29/93             9,900               461              -              2          10,359
Bluefield, VA
178,431
square feet

Marion Towne          6/23/93             7,907               624             27              -           8,558
  Center
Marion, SC
156,558
square feet

                                       --------            ------        -------        -------       ---------

                                       $216,972            $6,737        $ 3,106        $ 3,420       $ 223,395
                                       ========            ======        =======        =======       =========

      (1) Acquisition fees and expenses include the 3% fee payable to PWPI (see Note 3) and other capitalized costs incurred in connection with the acquisition of the properties (e.g. legal fees, appraisal fees, other closing costs, etc.). Certain expenses incurred to investigate potential investments were recorded as other assets pending the closing of a transaction and were reclassified after acquisition to the cost basis of the related property. Expenses incurred to review potential investments which were subsequently not acquired by the Company were charged to investment analysis expense once the Company stopped pursuing the acquisition.

      (2) The Company originally entered into master lease agreements with the sellers and certain of their affiliates (the "Guarantors") of each of the operating properties acquired. The master lease agreements generally provided that, for a period of up to 36 to 60 months (depending on the credit status of the tenant in occupancy) from the date of the acquisition of the operating property, the Guarantors guaranteed that the aggregate cash flow from all non-anchor tenants would not be less than the aggregate pro-forma net cash flow from non-anchor tenants projected at the time of the purchase. In the event that the actual aggregate net cash flow was less than the guaranteed amount, the Guarantors were obligated to make cash payments to the Company equal to any such deficit. All amounts earned under the master lease agreements were treated as purchase price adjustments and recorded as reductions to the carrying values of the related operating property for financial reporting purposes. Certain of the Guarantors secured their guarantees with cash collateral held by the Company or with letters of credit. During fiscal 1995, the Company entered into settlement agreements related to the outstanding master lease obligations on the Southside Plaza, College Plaza, Aviation Plaza and Crossing Meadows properties. As part of these settlement agreements, the Company agreed to the early termination of the respective master leases and to the release of the related cash collateral or letters of credit in return for the agreement of the related management agent to certain changes to the property management contracts. As of August 31, 1996, Applewood Village was the only property remaining under a master lease and was not generating any master lease payments based on the property's leasing level. The Applewood Village master lease was terminated subsequent to year-end in connection with the October 1996 sale of the Company's real estate assets.

              As discussed in Note 1, as a result of the decision by the Board of Directors to pursue a sale of the Company's portfolio of properties, the accompanying statements of operations for fiscal 1996 and 1995 include losses of $1,030,000 and $3,850,000, respectively, to reflect the writedown of the individual operating investment properties and certain related assets to the lower of adjusted cost or net realizable value as of August 31, 1996 and 1995. Such losses apply only to the properties for which losses were expected based on the estimated fair values. The gains on properties for which the estimated fair value less costs to sell exceeded the adjusted cost basis will be recognized in the period in which the sale transaction was completed. The Company also incurred portfolio sale expenses of $1,834,000 in fiscal 1996. Portfolio sale related expenses consisted primarily of legal fees associated with negotiating the sale agreement and preparing, distributing and soliciting the shareholder proxy. Such costs were expensed as incurred because of the impairment issues discussed further above and the uncertainty regarding the ability to complete the sale transaction which existed until the subsequent shareholder vote. The Company continued to recognize depreciation on its assets held for sale through the date of disposal. Operating investment properties held for sale on the accompanying balance sheets as of August 31, 1996 and 1995 is comprised of the following amounts (in thousands):

                                                          1996           1995
                                                          ----           ----
              Land                                      $  37,845      $  37,845
              Buildings and improvements                  175,874        175,453
              Furniture and equipment                       9,676          9,676
                                                        ---------      ---------
                                                          223,395        222,974
              Less:  accumulated depreciation             (33,666)       (27,409)
                                                        ---------      ---------
                                                          189,729        195,565
              Deferred rent receivable                        356            305
              Deferred leasing commissions, net               336            291
                                                        ---------      ---------
                                                          190,421        196,161
              Less:  Allowance for possible
                   impairment loss                         (4,880)        (3,850)
                                                        ---------      ---------
                                                        $ 185,541      $ 192,311
                                                        =========      =========

5.    Mortgage Notes Payable
      ----------------------

           Mortgage notes payable, reduced by unamortized loan buydown fees (see below), at August 31, 1996 and 1995 consisted of the following (in thousands):

                                                                                         1996             1995
                                                                                       --------         --------
      Mortgage  notes  payable  to  a  financial   institution
      which were secured by Village Plaza, Piedmont Plaza,                             $ 49,005         $ 49,005
      Artesian  Square, Logan Place, Sycamore Square and                                 (2,034)          (2,504)
      Crossroads   Centre.   These   mortgage  notes  required                         --------         --------
      monthly payments of interest only at 8% for the first seven years and then         46,971           46,501
      principal and interest at 8% until maturity, which ranged from November 1,
      1999 to July 1, 2000. These notes contained certain cross default and cross collateral provisions. See discussion of effective interest rates and loan buydown fees below.

      (continued)                                                                          1996             1995
                                                                                           ----             ----

      Mortgage notes payable to a financial institution which                            24,426           24,678
      were secured by East Pointe Plaza, Cumberland                                        (875)          (1,022)
      Crossing and Barren River Plaza.  The mortgage note                                ------           ------
      on East Pointe Plaza, in the original principal amount of $11,150, called          23,551           23,656
      for monthly interest only payments at 8% per annum through June 1996. The balance of these mortgage notes required monthly payments of principal and interest at 8% through June 1996. Effective June 10, 1996, all three notes required monthly payments of principal and interest at 8.75% per annum through maturity on June 10, 2001. These notes contained certain cross default and cross collateral provisions. See discussion of effective interest rates and loan buydown fees below.

      Mortgage note payable to a bank secured by Franklin                                13,439           13,498
      Square and College Plaza.  The Franklin note required                                   -              (83)
      monthly interest only payments at 8% per annum until                               ------           ------
      maturity, which was originally scheduled for June 21, 1996. Interest on            13,439           13,415
      the College Plaza note accrued at prime plus 0.75% per annum. Monthly payments equal to the greater of $58 or accrued interest for such month were payable until maturity, which was originally scheduled for April 23,
      1996. The Company obtained a loan modification on both these loans, effective as of their respective maturity dates, extending the due dates to March 31, 1997. Both loans required monthly interest payments based on a variable interest rate equal to either prime plus 0.75% or LIBOR plus
      2.75%, as selected by the Company. The College Plaza loan also required monthly principal payments of $7.5.

      Mortgage note payable to a financial institution secured                           22,840           23,680
      by Cross Creek Plaza,  Cypress Bay Plaza and  Walterboro Plaza
      (Phases I and II). The loan bore interest at a variable rate equal to 30-day LIBOR plus 3.50% per annum for the first twelve months, 30-day
      LIBOR plus 3.75% for the next twelve months (9.25% as of August 31, 1996), and 30-day LIBOR plus 4.25% for the final twelve months. Monthly payments of interest and principal (based on a 15-year amortization schedule) were due until maturity on December 10, 1997.

      (continued):

                                                                                           1996             1995
                                                                                           ----             ----
      Mortgage notes payable to a financial institution                                  17,110           17,487
      secured by Audubon Village, Lexington Parkway Plaza and Roane County
      Plaza. The notes secured by the Lexington and Roane properties bore interest at a fixed rate of 9.125% per annum and required monthly payments of principal and interest aggregating $119 through maturity on March 1,
      2015. The note secured by Audubon Village bore interest at 8.75% per annum and required monthly payments of principal and interest of $43 through maturity on June 1, 2000.

      Mortgage notes payable to a financial institution which                            16,139           16,321
      were secured by Aviation Plaza and Crossing Meadows. Monthly                         (621)            (815)
      payment terms for the loan secured by Aviation  Plaza,                             ------           ------
      in the  principal  amount  of  $6,800, called for interest only                    15,518           15,506
      payments at 8% per annum through August 1, 1995 and principal and interest payments at 8% thereafter until maturity. The loan secured by Crossing Meadows required monthly payments, including interest at 8% per annum, of $71 until maturity. Both notes were scheduled to mature on June 1, 1999. See discussion of effective interest rates and loan buydown fees below.

      Mortgage note payable to a financial institution which                              6,583            6,686
      was secured by Southside Plaza.  The note required                                   (131)            (219)
      monthly payments, including interest at 6.83% per                                  ------            -----
      annum, of $46 until maturity on November 5, 1997. See discussion of                 6,452            6,467
      effective interest rates and loan buydown fees below.

      Mortgage note payable to a financial institution which                              5,757            5,817
      was  secured by Marion  Towne  Center.  The note,  which
      was  issued  on  June  23,  1993,   called  for  monthly
      payments,  including  interest  at 8% per annum,  of $44
      until  maturity  on July 1,  2002.  The  lender  had the
      option,  upon  120  days'  written  notice,  to call the
      loan  due at the end of each of the  third  year and the
      sixth  year of the loan.  If the loan was not  called at
      such time,  the  interest  rate on the loan was  subject
      to   adjustment.   During   fiscal   1996,   the  lender
      adjusted   the   interest   rate  to   7.375%,   thereby
      reducing the monthly  principal  and  interest  payments
      to $41 effective with the August 1, 1996 payment.

      (continued):

                                                                                           1996             1995
                                                                                           ----             ----

      Mortgage note payable to a financial institution secured                            3,845            3,979
      by  Applewood  Village.  The note  bore  interest  at 9%
      per annum and required monthly principal and interest payments of $41
      until maturity on June 10, 2010.                                                 --------         --------

      Total mortgage notes payable, net                                                $155,483         $156,508
                                                                                       ========         ========

Summary of outstanding mortgage notes payable

      Total outstanding mortgage principal
        balances as of  August 31, 1996 and August 31, 1995                            $159,144         $161,151
      Aggregate unamortized loan buydown fees                                            (3,661)          (4,643)
                                                                                       --------         --------
      Total mortgage notes payable, net                                                $155,483         $156,508
                                                                                       ========         ========

             At the time of the closing of certain of the mortgage notes listed above, the Company paid fees to the lenders in return for the lenders' agreement to reduce the stated interest rate on the loans to 8% per annum (6.83% in the case of Southside Plaza) over the terms of the loans. The fees have been recorded as reductions of the outstanding principal amounts and have been amortized, using the effective interest method, over the terms of the respective loans. The effective interest rates on these outstanding loans ranged from 7.38% to 9.80% per annum as of August 31, 1996. As discussed further in Note 1, the Company completed the sale of the operating investment properties which serve as collateral for the above mortgage loans subsequent to year end, on October 17, 1996. The obligation to repay the lenders with respect to such loans at the time of the sale transaction was equal to the outstanding mortgage principal balances prior to unamortized loan buydown fees. In conjunction with the sale transaction, the amount of the remaining unamortized buydown fees will be written off as a loss on the early extinguishment of debt in the period in which the sale occurred.

             During fiscal 1996 and 1995, the Company was not in technical compliance with provisions in certain of the above mortgage loan agreements which required formal lender approval of all property expansions and lease modifications. Under the terms of the loan agreements, failure to comply with such terms could have constituted events of default. Management had been working with the lenders to obtain the necessary approvals and, subsequent to year end, all instances of non-compliance were cured prior to the final closing of the sale transaction referred to above.

             As of August 31, 1996, aggregate scheduled maturities of mortgage notes payable for the next five years and thereafter were as follows (in thousands):

             Year ended August 31:
             ---------------------
                  1997                              $   15,590
                  1998                                  29,895
                  1999                                  17,286
                  2000                                  52,945
                  2001                                  24,037
                  Thereafter                            19,391
                                                    ----------
                                                    $  159,144
                                                    ==========

6.    Rental income
      -------------

             The Company has earned rental income from leasing shopping center space. All of the Company's leasing agreements were operating leases expiring in one to twenty years. Base rental income of $22,271,000 $22,183,000 and $21,958,000 was earned for the years ended August 31, 1996, 1995 and 1994, respectively. The following is a schedule of minimum future lease payments from noncancellable operating leases as of August 31, 1996 (in thousands):

      Year ended August 31:
      ---------------------
                  1997                              $   21,463
                  1998                                  19,805
                  1999                                  18,461
                  2000                                  16,535
                  2001                                  15,068
                  Thereafter                           117,293
                                                    ----------
                                                    $  208,625
                                                    ==========

           Total minimum future lease payments do not include percentage rentals due under certain leases, which are based upon lessees' sales volumes. Percentage rentals of approximately $247,000, $160,000 and $92,000 were earned for the years ended August 31, 1996, 1995 and 1994, respectively. Virtually all tenant leases also required lessees to pay all or a portion of real estate taxes and certain property operating costs.

           Rental income of approximately $7,990,000, $7,913,000 and $7,913,000 was received from leases with Wal-Mart and its affiliates for the years ended August 31, 1996, 1995 and 1994 respectively. Such amounts comprised 36% of total base rental income for each of those years. No other tenant has accounted for more than 10% of the Company's rental income during any period since inception.

7.    Legal Proceedings
      -----------------

          In November 1994, a series of purported class actions (the "New York Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership interests and common stock, including the securities offered by the Company. The lawsuits were brought against PaineWebber Incorporated and Paine Webber Group, Inc. (together, "PaineWebber"), among others, by allegedly dissatisfied investors. In March 1995, after the actions were consolidated under the title In re PaineWebber Limited Partnership Litigation, the plaintiffs amended their complaint to assert claims against a variety of other defendants, including PaineWebber Properties Incorporated, which is the General Partner of the Advisor. The Company is not a defendant in the New York Limited Partnership Actions. On May 30, 1995, the court certified class action treatment of the claims asserted in the litigation.

          The amended complaint in the New York Limited Partnership Actions alleged, among other things, that, in connection with the sale of common stock of the Company, the defendants (1) failed to provide adequate disclosure of the risks involved; (2) made false and misleading representations about the safety of the investments and the Company's anticipated performance; and (3) marketed the Company to investors for whom such investments were not suitable. The plaintiffs, who are not shareholders of the Company but are suing on behalf of all persons who invested in the Company, also alleged that following the sale of the common stock of the Company the defendants misrepresented financial information about the Company's value and performance. The amended complaint alleged that the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the federal securities laws. The plaintiffs sought unspecified damages, including reimbursement for all sums invested by them in the Company, as well as disgorgement of all fees and other income derived by PaineWebber from the Company. In addition, the plaintiffs also sought treble damages under RICO.

              In January 1996, PaineWebber signed a memorandum of understanding with the plaintiffs in this class action outlining the terms under which the parties have agreed to settle the case. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court for the Southern District of New York to be used to resolve the litigation in accordance with a definitive settlement agreement and a plan of allocation. On July 17, 1996, PaineWebber and the class plaintiffs submitted a definitive settlement agreement which has been preliminarily approved by the court and provides for the complete resolution of the class action litigation, including releases in favor of the Company and the General Partner of the Advisor, and the allocation of the $125 million settlement fund among investors in the various partnerships and REITs at issue in the case. As part of the settlement, PaineWebber also agreed to provide class members with certain financial guarantees relating to some of the partnerships and REITs. The details of the settlement are described in a notice mailed directly to class members at the direction of the court. A final hearing on the fairness of the proposed settlement is scheduled to continue in November 1996.

              Under certain limited circumstances, pursuant to the Advisory Agreement and other contractual obligations, PaineWebber affiliates could be entitled to indemnification for expenses and liabilities in connection with this litigation. However, by written agreement dated April 1, 1996 PaineWebber and its affiliates have waived all such rights with regard to this litigation and any other similar litigation that has been or may be threatened, asserted or filed by or on behalf of purchasers of the Company's common stock. Thus, the Advisor believes that these matters will have no material effect on the Company's financial statements, taken as a whole.

          The Company is a party to certain other legal actions in the normal course of business. Management believes these actions will be resolved without material adverse effect on the Company's financial statements, taken as a whole.

8.    Subsequent Events
      -----------------

           In March 1996, the Company announced the execution of a definitive agreement for the sale of its real estate assets to Glimcher Realty Trust ("GRT"). Under the original terms of the agreement, GRT was to have purchased the properties of the Company subject to certain indebtedness and leases for an aggregate purchase price of $203 million plus prepayment penalties on debt to be prepaid and assumption fees on debt to be assumed, subject to certain adjustments. As of May 14, 1996, the terms of the purchase contract were amended to reduce the aggregate purchase price to $197 million plus prepayment penalties and assumption fees. The sale transaction closed into escrow on June 27, 1996 pending the receipt of the approval of the transaction by the Company's shareholders, which was received on October 16, 1996. On October 17, 1996, the sale transaction closed out of escrow and the Company received net proceeds of $36,371,000. The net proceeds reflected the aggregate sales price of $197,000,000, less selling costs paid at closing of $489,000, capital improvement and repair allowances of $572,000, mortgage debt outstanding of $158,857,000 and other closing prorations and purchase price adjustments of $711,000. During the escrow period in which the Company sought to obtain the required shareholder approval, the Company's operating properties were managed by GRT. Under the terms of the management agreement, GRT received a base fee of 3% of the gross operating revenues of the properties. In addition, GRT earned an incentive management fee equal to the net cash flow of the properties attributable to the period commencing on May 14, 1996 and ending on the date of the final closing of the sale transaction. A portion of the incentive management fee was paid to GRT out of the net closing proceeds. In addition, the Company transferred to GRT at the time of the closing certain cash balances, together with outstanding receivables and payables, related to the net cash flow generated subsequent to May 14, 1996. The total incentive management fee through the date of the sale transaction aggregated approximately $3.2 million. The Company received interest earnings from GRT beginning June 20, 1996 through the escrow period on a net equity amount of approximately $37,401,000 at a rate equivalent to the published market rate on 6-month U.S. Treasury Bills as of June 20, 1996 (5.39% per annum). The interest credit totalled $657,000 through the date of the sale transaction and is included in the net proceeds of $36,371,000 referred to above. The incentive management fee and the interest credit described above were treated as purchase price adjustments in connection with the sale and will be recorded in the Company's financial statements as of the sale closing date. In addition to the net proceeds received upon the closing of the sale transaction, the Company retained an interest in tenant receivables with a carrying value of approximately $878,000 as of October 17, 1996 (net of an allowance for possible uncollectible amounts of $162,000). Such receivables are primarily comprised of expense reimbursements for real estate taxes, insurance and common area maintenance associated with the Company's period of ownership of the properties. The majority of these receivables are expected to be collected over the next several months with the major portion expected to be received in early calendar year 1997 after the preparation of the annual tenant reconciliations of common area charges is completed. However, subsequent to year-end the Advisor agreed to buy the outstanding receivables from the Company at their net carrying value so that the Company can complete its liquidation during calendar 1996 without the need to establish a liquidating trust for any remaining non-cash assets.

           The accompanying balance sheet as of August 31, 1996 reflects cash and cash equivalents totalling $9,208,000. A portion of such cash balance, in the amount of $1,471,000, relates to net cash flow of the operating properties subsequent to May 14, 1996 which was due to GRT as part of the incentive management fee calculation described above and was transferred to GRT on October 17, 1996 in conjunction with the sale closing. The Company's balance sheet at August 31, 1996 also included escrowed cash of $1,379,000. The majority of this amount, which primarily represented cash designated for real estate taxes and insurance premiums, was either transferred to GRT at the time of the sale or applied by certain lenders against the respective mortgage debt liabilities. The remaining net cash balance of approximately $7,737,000, along with the net proceeds of $36,371,000 received at closing, $86,000 of escrowed cash refunded to the Company subsequent to the closing and a recovery of prepaid insurance in the amount of $167,000 received subsequent to the closing, were available to be used to pay for the expenses associated with winding up the Company's business and for liquidation distributions to the shareholders. In addition, as discussed further above, the Company retains outstanding tenant receivables in the net amount of $878,000 which the Advisor has agreed to purchase at carrying value. The Company also expects to receive certain state tax refunds of approximately $109,000 and interest income of approximately $441,000. From the available cash and receivables, the Company expects to pay expenses totalling $1,354,000 subsequent to August 31, 1996. Such costs are comprised of operating expenses through the date of the sale transaction of approximately $98,000, expenses related to the sale transaction of approximately $930,000 and estimated liquidation expenses of $326,000. After these estimated expenses, the Company expects to have net assets totalling approximately $44.4 million available for distribution to the shareholders. From these net assets, the Company expects to make a final liquidating distribution to the shareholders of approximately $8.80 per share in December 1996 which will be followed by the formal liquidation of the Company by December 31, 1996.

Schedule III - Real Estate and Accumulated Depreciation
-------------------------------------------------------

                         RETAIL PROPERTY INVESTORS, INC.

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 August 31, 1996
                                 (In thousands)

                                            Initial Cost to                    Gross Amount at Which Carried at
                                              Partnership                             Close of period
                                              -----------       Costs         -----------------------------------
                                               Buildings     Capitalized               Buildings,
                                              Improvements    (Removed)               Improvements    Total, Less
                                               & Personal    Subsequent to             & Personal    Allowance for    Acccumulated
Description       Encumbrances (A)    Land      Property    Acquisition(B)    Land      Property     Impairment(C)    Depreciation
-----------       ----------------    ----      --------    --------------    ----      --------     -------------    ------------
(continued)
Shopping Center       $ 18,900      $ 6,307     $ 18,062      $  208      $ 6,307      $ 18,270       $ 24,577          $ 4,359
Augusta, GA

Shopping Center         10,125        1,532       12,231         (78)       1,532        12,153         13,685            2,639
Greenwood, SC

Shopping Center          3,715          448        4,659        (313)         448         4,442          4,890              964
Russellville, KY                                                                                                            (96)
                                                                                                                         ------
                                                                                                                          4,794

Shopping Center          5,340          730        6,464         596          730         7,060          7,790            1,504
Martinsville, IN

Shopping Center          3,595          616        4,527        (789)         616         4,419          5,035            1,048
Ashland City, TN                                                                                                           (681)
                                                                                                                         ------
                                                                                                                          4,354

Shopping Center          4,383          704        5,860        (226)         704         5,891          6,595            1,190
Henderson, KY                                                                                                              (257)
                                                                                                                         ------
                                                                                                                          6,338

Shopping Center          7,330        1,813        8,347         (76)       1,813         8,389         10,202            1,713
Knoxville, TN                                                                                                              (118)
                                                                                                                         ------
                                                                                                                         10,084

Shopping Center         11,137        4,244        9,965         (57)       4,244        10,392         14,636            2,216
Columbia, SC                                                                                                               (484)
                                                                                                                         ------
                                                                                                                         14,152

                                                      Life on Which
                                                      Depreciation
                                                        in Latest
                                                         Income
                      Date of           Date            Statement
Description         Construction      Acquired         is Computed
-----------         ------------      --------        -------------
(continued)
Shopping Center         1988          8/16/89          12 - 40 yrs.
Augusta, GA

Shopping Center         1990          1/19/90          12 - 40 yrs.
Greenwood, SC

Shopping Center         1988          1/18/90          12 - 40 yrs.
Russellville, KY

Shopping Center         1989          1/30/90          12 - 40 yrs.
Martinsville, IN

Shopping Center         1990          4/26/90          12 - 40 yrs.
Ashland City, TN

Shopping Center         1989          5/22/90          12 - 40 yrs.
Henderson, KY

Shopping Center         1990          6/15/90          12 - 40 yrs.
Knoxville, TN

Shopping Center         1990          8/7/90           12 - 40 yrs.
Columbia, SC

Schedule III - Real Estate and Accumulated Depreciation
-------------------------------------------------------
(continued)           RETAIL PROPERTY INVESTORS, INC.

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 August 31, 1996
                                 (In thousands)

                                          Initial Cost to                       Gross Amount at Which Carried at
                                            Partnership                                   Close of period
                                            -----------         Costs          -------------------------------------
                                             Buildings       Capitalized                  Buildings,
                                            Improvements      (Removed)                 Improvements    Total, Less
                                             & Personal     Subsequent to                & Personal    Allowance for   Accumulated
Description         Encumbrances (A)  Land    Property     Acquisition(B)      Land       Property     Impairment(C)   Depreciation
-----------         ----------------  ----   ----------    --------------      ----       --------     -------------   ------------
(continued)
Shopping Center         9,438        3,292      10,578          (508)         3,292        10,070          13,362         1,846
Beaufort, SC

Shopping Center         8,683        1,104      11,346          (434)         1,104        10,912          12,016         2,055
Morehead City, NC

Shopping Center         4,719          929       6,001          (357)           929         5,882           6,811           981
Walterboro, SC                                                                                               (238)
                                                                                                           ------
                                                                                                            6,573

Shopping Center         7,577        2,438       8,103          (230)         2,438         8,010          10,448         1,569
Lexington, NC                                                                                                (137)
                                                                                                           ------
                                                                                                           10,311

Shopping Center         5,150        1,280       5,918           (44)         1,280         5,874           7,154         1,125
Rockwood, TN

Shopping Center         6,600        2,361       6,888            20          2,361         6,908           9,269         1,277
Spartanburg, SC

Shopping Center         8,132          929      11,275          (152)           929        11,263          12,192         1,879
Glasgow, KY                                                                                                  (140)
                                                                                                           ------
                                                                                                           12,052

Shopping Center         5,156          737       7,093          (169)           737         7,014           7,751         1,199
LaFollette, TN                                                                                                (90)
                                                                                                           ------
                                                                                                            7,661


                                                                Life on Which
                                                                Depreciation
                                                                  in Latest
                                                                   Income
                          Date of              Date               Statement
Description            Construction          Acquired            is Computed
-----------            ------------          --------           -------------
(continued)
Shopping Center            1990              12/19/90            12 - 40 yrs.
Beaufort, SC

Shopping Center            1989              12/19/90            12 - 40 yrs.
Morehead City, NC

Shopping Center            1989              12/19/90            12 - 40 yrs.
Walterboro, SC

Shopping Center            1990              3/5/91              12 - 40 yrs.
Lexington, NC

Shopping Center            1989              3/5/91              12 - 40 yrs.
Rockwood, TN

Shopping Center            1987              6/21/91             12 - 40 yrs.
Spartanburg, SC

Shopping Center            1990              8/9/91              12 - 40 yrs.
Glasgow, KY

Shopping Center            1990              8/9/91              12 - 40 yrs.
LaFollette, TN



Schedule III - Real Estate and Accumulated Depreciation
-------------------------------------------------------
(continued)             RETAIL PROPERTY INVESTORS, INC.

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 August 31, 1996
                                 (In thousands)

                                         Initial Cost to                        Gross Amount at Which Carried at
                                           Partnership                                Close of period
                                        ---------------------      Costs        --------------------------------
                                                  Buildings     Capitalized               Buildings,
                                                 Improvements    (Removed)                Improvements  Total, Less
                                                   & Personal  Subsequent to              & Personal    Allowance for  Accumulated
 Description       Encumbrances (A)     Land        Property    Acquisition (B)  Land      Property     Impairment (C) Depreciation
 -----------       ----------------     ----       -----------  ---------------  ----     -----------   -------------- ------------
(continued)
Shopping Center           3,845         728         6,626       (1,989)         728         6,626        7,354          1,023
Fremont, OH                                                                                             (1,989)
                                                                                                        ------
                                                                                                         5,365

Shopping Center           6,739       1,806         6,880            -        1,806         6,880        8,686            905
Osh Kosh, WI

Shopping Center           9,401       2,570         9,886            6        2,570         9,892       12,462          1,261
Onalaska, WI

Shopping Center           6,583       1,274         8,282         (274)       1,274         8,289        9,563          1,049
Sanford, NC                                                                                               (281)
                                                                                                        ------
                                                                                                         9,282

Shopping Center           6,839       1,626         8,735           (2)       1,626         8,733       10,359            980
Bluefield, VA

Shopping Center           5,757         377         8,153         (341)         377         8,181        8,558            884
Marion, SC             --------     -------      --------      -------      -------      --------         (369)       -------
                                                                                                      --------
                                                                                                         8,189
                                                                                                      --------
                       $159,144     $37,845      $185,879      $(5,209)     $37,845      $185,550     $218,515        $33,666
                       ========     =======      ========      =======      =======      ========     ========        =======


                                               Life on Which
                                               Depreciation
                                                in Latest
                                                 Income
                       Date of       Date       Statement
 Description        Construction   Acquired     is Computed
 -----------        ------------   --------     -----------
(continued)
Shopping Center        1990       10/25/91      12 - 40 yrs.
Fremont, OH


Shopping Center        1990        8/31/92      12 - 40 yrs.
Osh Kosh, WI

Shopping Center        1991        8/31/92      12 - 40 yrs.
Onalaska, WI

Shopping Center        1991       10/21/92       3 - 40 yrs.
Sanford, NC


Shopping Center        1992        4/29/93      12 - 40 yrs.
Bluefield, VA

Shopping Center        1992        6/23/93      12 - 40 yrs.
Marion, SC

Schedule III - Real Estate and Accumulated Depreciation
-------------------------------------------------------
(continued)               RETAIL PROPERTY INVESTORS, INC.

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 August 31, 1996
                                 (In thousands)


Notes
-----
(A) See Note 5 of Notes to Financial Statements for a description of the debt encumbering the properties.

(B) Included in Costs Capitalized (Removed) Subsequent to Acquisition are certain master lease payments earned that were recorded as reductions in the cost basis of the properties for financial reporting purposes. See Note 4 to the financial statements for a further description of these payments. Also included in Costs Capitalized (Removed) Subsequent to Acquisition is the provision for impairment loss described in Note C below.

(C) The gross amount reflected above includes impairment losses of $1,030 and $3,850 recognized in fiscal 1996 and 1995, respectively, to writedown the operating investment properties to the lower of adjusted cost or net realizable value. See Notes 1, 2 and 4 for a further discussion. The aggregate cost of real estate owned at August 31, 1996 for Federal income tax purposes is approximately $226,815,000.

(D)  Reconciliation of real estate owned:

                                                              1996           1995          1994
                                                              ----           ----          ----
     Balance at beginning of year                          $ 219,124      $ 222,814      $ 222,373
     Acquisitions and improvements                               421            178            767
     Disposal of fully depreciated tenant improvements          --              (18)          --
     Reduction of basis due to master
       lease payments received                                  --             --             (326)
     Provision for loss on impairment of
       assets held for sale                                   (1,030)        (3,850)          --
                                                           ---------      ---------      ---------
     Balance at end of year                                $ 218,515      $ 219,124      $ 222,814
                                                           =========      =========      =========

(E)  Reconciliation of accumulated depreciation:

     Balance at beginning of year                          $  27,409      $  21,080      $  14,863
     Depreciation expense                                      6,257          6,347          6,217
     Disposal of fully depreciated tenant improvements          --              (18)          --
                                                           ---------      ---------      ---------
     Balance at end of year                                $  33,666      $  27,409      $  21,080
                                                           =========      =========      =========

                              GLIMCHER REALTY TRUST


Preface to unaudited Pro Forma Consolidated Balance Sheets as of September 30, 1996 and the unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995.

          On October 17, 1996, Glimcher Realty Trust (the "Company" or GRT) acquired from Retail Property Investors, Inc. Wal-Mart anchored community shopping centers (the "Properties") located in nine central and eastern states and containing approximately 4.4 million square feet of gross leaseable area
(GLA). The purchase price of the Properties was $197.0 million, which was the estimated value of the Properties and was paid (a) by the assumption by Glimcher Properties Limited Partnership (the "Operating Partnership") of debt of approximately $117.1 million, secured by first mortgage liens on 16 of the Properties, having an annual debt service of approximately $10.6 million and a weighted average effective interest rate of approximately 8.4%, with debt maturities of 6.0% in 1997, 30.0% in 1999, 35.0% in 2000 and 29.0% between 2001 and 2010, and (b) approximately $79.9 million in cash. The cash portion of the purchase price was obtained by the Company by borrowing (a) approximately $34.4 million from two banks pursuant to a loan which is secured by first mortgage liens on six of the Properties and matures on October 17, 1997, unless the Operating Partnership elects to exercise its option to renew such financing for an additional year, and pursuant to which interest is payable at the rate of LIBOR plus 175 basis points, and (b) approximately $45.5 million under the Operating Partnership's credit facility, which currently bears interest at a rate of LIBOR plus 175 basis points per annum and of which $28.1 million is included in the credit facility outstanding balance at September 30, 1996. The Company will receive an incentive management fee with respect to the operation of the Properties covering the period from May 14, 1996, through October 16, 1996. The incentive management fee calculation which is based on various components tied to revenues, expenses, tenant accounts receivable collections, debt service payments, and capital/tenant improvement payments is being finalized and will be reflected in the fourth quarter 1996.

                              GLIMCHER REALTY TRUST

                           CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1996
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

                                     ASSETS

                                                                                                                GLIMCHER
                                                                               GLIMCHER                        REALTY TRUST
                                                                                REALTY                         CONSOLIDATED
                                                                                TRUST          ADJUSTMENTS       PRO FORMA
                                                                               --------        -----------       ---------
                                                                                 (A)
Investment in real estate:
  Land...................................................................       $ 56,180       $  20,535 (B)    $   76,715
  Buildings, improvements and equipment..................................        649,617         184,815 (B)       834,432
  Developments in progress:
     Land ...............................................................         27,578                            27,578
     Developments........................................................         45,423          (2,058)(C)        43,365
                                                                                --------       ---------        ----------
                                                                                 778,798         203,292           982,090
  Less accumulated depreciation..........................................         80,730                            80,730
                                                                                --------       ---------        ----------
         Net investment in real estate...................................        698,068         203,292           901,360

Cash and cash equivalents................................................          5,996            (389)(C)         5,607
Cash in escrow...........................................................         32,771         (27,853)(D)         4,918
Tenant accounts receivable, net..........................................         19,617                            19,617
Deferred expenses, net...................................................          9,352                             9,352
Prepaid and other assets.................................................            806                               806
                                                                                --------       ---------        ----------
                                                                                $766,610        $175,050        $  941,660
                                                                                ========       =========        ==========


                     LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable...................................................       $313,543        $151,470 (E)      $465,013
Notes payable............................................................        109,254          15,272 (F)       124,526
Accounts payable and accrued expenses....................................         15,780           8,308 (G)        24,088
Distributions payable....................................................         11,776                            11,776
                                                                                --------       ---------        ----------
                                                                                 450,353         175,050           625,403
                                                                                --------       ---------        ----------

Minority interest in partnerships........................................         43,131                            43,131

Shareholders' equity:
  Common shares of beneficial interest, $.01 par value, 100,000,000 shares authorized, 21,888,931 and 21,881,921 shares issued and outstanding
     at September 30, 1996 and December 31, 1995, respectively...........            219                               219
  Additional paid-in capital.............................................        316,672                           316,672
  Distributions in excess of accumulated earnings........................       ( 43,765)                          (43,765)
                                                                                --------       ---------        ----------
                                                                                $766,610       $175,050           $941,660
                                                                                ========       =========        ==========




              The accompanying notes are an integral part of these
                       consolidated financial statements

                              GLIMCHER REALTY TRUST

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                           GLIMCHER
                                                         GLIMCHER                                       REALTY TRUST
                                                         REALTY                                         CONSOLIDATED
                                                          TRUST       PROPERTIES    ADJUSTMENTS           PRO FORMA
                                                          -----       ----------    -----------           ---------
                                                           (A)          (B)
Total revenues................................        $  81,977       $  19,063                        $  101,040
                                                      ---------       ---------                        ----------


Real estate taxes.............................             7,453           1,109                             8,562
Recoverable operating expenses................             9,855           1,972       $   (564)(C)         11,263
                                                      ----------      ----------       --------        -----------

                                                          17,308           3,081           (564)            19,825
Other operating expenses......................             1,986             154                             2,140
General and administrative....................             6,583             678           (383)(D)          6,878
                                                      ----------      ----------       --------        -----------
Total operating expenses......................            25,877           3,913           (947)            28,843
                                                      ----------      ----------       --------        -----------

Net operating income..........................            56,100          15,150            947             72,197

Depreciation and amortization                             16,157           4,815         (1,350)(E)         19,622

Portfolio sale expenses.......................                             1,834         (1,834)(G)
Loss on impairment of assets held for sale....                               926           (926)(G)
Cash management fees..........................                                16            (16)(G)
Forgiveness of debt...........................                            (1,139)         1,139 (G)
Gain on sale of properties....................             1,501                                             1,501
Interest income...............................               332             380                               712
Interest expense..............................            19,477          11,118            572 (F)         31,167
Minority interest in partnerships.............             2,406                            141 (H)          2,547
                                                       ---------      ----------        -------         ----------
Net income                                             $  19,893      $   (2,040)       $ 3,221         $   21,074
                                                       =========      ==========        =======         ==========

Earnings per common share of beneficial interest       $    0.91                                        $     0.96(I)
                                                       =========                                        ==========




              The accompanying notes are an integral part of these
                       consolidated financial statements

                              GLIMCHER REALTY TRUST

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                           GLIMCHER
                                                         GLIMCHER                                       REALTY TRUST
                                                         REALTY                                         CONSOLIDATED
                                                          TRUST       PROPERTIES   ADJUSTMENTS            PRO FORMA
                                                        ---------     ----------   -----------          -----------
                                                           (A)          (B)
Total revenues.....................................     $ 104,248      $ 24,696                           $ 128,944
                                                        ---------      --------                           ---------

Real estate taxes..................................         8,588         1,319                               9,907
Recoverable operating expenses.....................        11,920         2,365      $   (737)(C)            13,548
                                                        ---------      --------      --------             ---------
                                                           20,508         3,684          (737)               23,455
Other operating expenses...........................         2,198                                             2,198
General and administrative.........................         6,409         1,579        (1,185)(D)             6,803
                                                        ---------      --------       -------             ---------
Total operating expenses...........................        29,115         5,263        (1,922)               32,456
                                                        ---------      --------       -------             ---------

Net operating income...............................        75,133        19,433         1,922                96,488

Depreciation and amortization                              20,560         6,504        (1,884)(E)            25,180

Loss on impairment of assets held for sale.........                       3,954        (3,954)(G)
Cash management fees...............................                          13           (13)(G)
Financial and investor servicing expenses..........                          45           (45)(G)
REIT management fees...............................                          62           (62)(G)
Investment analysis expense........................                          28           (28)(G)
Interest income....................................           649           393                               1,042
Interest expense...................................        26,215        15,300           287 (F)            41,802
Minority interest in partnerships..................         3,294                         164 (H)             3,458
                                                        ---------      --------       -------             ---------
Net income.........................................     $  25,713      $ (6,080)     $  7,457             $  27,090
                                                        =========      =========     ========             =========

Earnings per common share of beneficial interest        $    1.27                                         $    1.34(I)
                                                        =========                                         =========




              The accompanying notes are an integral part of these
                       consolidated financial statements

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                 THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma consolidated balance sheet is presented as if the acquisition of the Properties occurred as of September 30, 1996.

         The accompanying unaudited pro forma consolidated statements of operations are presented as if the acquisition of the Properties had been made as of January 1, 1996 and January 1, 1995, respectively.

         These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Glimcher Realty Trust and Retail Property Investors, Inc. (RPI). In management's opinion, all adjustments necessary to reflect the effects of the acquisition of the Properties have been made.

         The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position as of September 30, 1996 or what the actual results of operations of the Company would have been assuming the acquisition of the Properties had been completed as of January 1, 1996 and January 1, 1995, respectively, nor do they purport to represent the results for future periods.

2.       ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET

         (A) Reflects the balance sheet of Glimcher Realty Trust as of September 30, 1996.

         (B) Reflects the allocation of the purchase price of $205,350 between land and buildings, improvements and equipment.

         (C) Reflects the reclassification of amounts related to the acquisition of the Properties and reflected in the Company's balance sheet as of September 30, 1996.

         (D) Reflects the elimination of cash in escrow of $28,128 which was borrowed on the Company's revolving line of credit and deposited in escrow to secure letters of credit relating to the acquisition of the Properties. Additionally it reflects $275 relating to a real estate tax escrow which was received as part of the acquisition of the Properties.

         (E) Reflects the assumption of mortgage notes payable and placement of a new mortgage note payable of $117,098 and $34,372, respectively, relating to the acquisition of the Properties.

         (F) Reflects the net increase in the Company's credit facility and consists of the following:

                                                                            AS OF SEPTEMBER 30, 1996
                                                                            ------------------------
                  New borrowings on credit facility                                  $45,847
                  Return of letters of credit                                        (28,128)
                  Elimination of borrowings through September 30, 1996                (2,447)
                                                                                     -------
                                                                                     $15,272
                                                                                     =======

         (G) Reflects the assumption of accured expenses relating to the purchase of the Properties.

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                 THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


3.       ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         (A) Reflects the operations of Glimcher Realty Trust for the pro forma periods indicated.

         (B) Reflects the operations of the Properties for the pro forma periods. To correspond to Glimcher Realty Trust's results for the year ended December 31, 1995 and nine months ended September 30, 1996, RPI nine months ended August 31, 1996 was computed as RPI twelve months ended August 31, 1996, minus RPI three months ended November 30, 1995. For the year ended December 31, 1995, RPI twelve months ended November 30, 1995 was computed as RPI twelve months ended August 31, 1995, plus RPI three months ended November 30, 1995, minus RPI three months ended November 30, 1994.

         (C) Reflects the decrease in operating expenses to eliminate management fees of the Properties.

         (D) Reflects the net decrease in general and administrative expenses which consists of the elimination of general and administrative costs of Retail Property Investors, Inc. of $678 for the nine months ended September 30, 1996 and $1,579 for the year ended December 31, 1995, offset by general and administrative costs of the Company relating to salaries and benefits of additional staff needed for the leasing, maintenance and financial reporting of the Properties.

         (E) Reflects the decrease in depreciation and amortization relative to the purchase of the Properties.

         (F) Reflects the increase in interest expense as follows:

                                                                      NINE MONTHS ENDED              YEAR ENDED
                                                                     SEPTEMBER 30, 1996           DECEMBER 31, 1995
                                                                     ------------------           -----------------
                  Interest on assumed loans                               $  7,403                     $ 9,871
                  Interest on new debt                                       1,837                       2,449
                  Interest on credit facility                                2,450                       3,267
                                                                          --------                     -------
                                                                          $ 11,690                     $15,587
                                                                          ========                     =======

         (G) Reflects the elimination of costs relating to the exclusion of other expense items not comparable to the future operations of the Properties.

         (H) Reflects increase in minority interest in partnerships relative to the operations of the Properties.

         (I) Pro Forma earnings per common share of beneficial interest is based upon 21,887,778 and 20,169,138 weighted average common shares of beneficial interest outstanding as of September 30, 1996 and December 31, 1995, respectively.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 16, 1996


                                        GLIMCHER REALTY TRUST


                                        By: /s/ Terry A. Schreiner
                                           ------------------------------------
                                        Terry A. Schreiner,
                                        Senior Vice President and Chief
                                        Financial Officer